Exhibit 10.1

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “First Amendment”) is entered into on  October 24, 2024, by and among BMO BANK N.A. (f/k/a BMO Harris Bank N.A.) (“BMO”) with an office at 320 S Canal St., 16th Floor, Chicago, Illinois 60606, as agent (in such capacity as agent, “Agent”) for itself and all other lenders from time to time a party hereto (“Lenders”), all other Lenders and each of LOL FOODS, INC., a Nebraska corporation (“LOL”), and HF Real Estate, LLC, a Minnesota limited liability company (“HF” and together with LOL, each a “Borrower” and collectively referred to as “Borrowers”).

WHEREAS, Agent, Lenders and Borrowers entered into a certain Loan and Security Agreement dated February 3, 2023 (such Loan and Security Agreement, as amended from time to time, is hereinafter referred to as the “Loan Agreement”);

WHEREAS, Agent, Lenders and Borrowers desire to amend certain provisions of the Loan Agreement pursuant to the terms hereof;

NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, Agent, Lenders and Borrowers agree as follows:

1.Definitions.  All capitalized terms used herein without definition shall have the meanings contained in the Loan Agreement.
2.Amendment to Loan Agreement. The Loan Agreement is hereby amended as follows:
(a)The following definitions are added to Section 1 of the Credit Agreement in the appropriate alphabetical order:

“2024 Intercompany Asset Purchase” means LOL’s purchase of certain assets from one of its affiliates and at such locations in each case as disclosed in writing by Borrowers to Lender prior to the date of the First Amendment and in accordance with Section 13(d) of the Loan Agreement and the 2024 Intercompany Asset Purchase Conditions.

“2024 Intercompany Asset Purchase Conditions” means the Agent's receipt, reasonably prior to the closing of the 2024 Intercompany Asset Purchase, of the following, in each case reasonably satisfactory in form and substance to the Agent: (1) evidence that the assets to be purchased pursuant to the 2024 Intercompany Asset Purchase are free of any Lien, other than Permitted Liens; (2) an executed bill of sale or similar transfer document from the seller under the 2024 Intercompany Asset Purchase to LOL, as buyer, with respect to the assets to be transferred pursuant to the 2024 Intercompany Asset Purchase; (3) an executed purchase agreement negotiated at arm’s length consistent with market terms, (4) a lease, containing market provisions, for any real property leased by LOL in connection with the 2024 Intercompany Asset Purchase; and (5) an access agreement or similar landlord's waiver agreement for each such leased premises whereby the landlord waives any Lien or right of distraint such landlord may have with respect to any personal property of Borrowers located on such leased premises (but excluding, for the avoidance of doubt, any fixtures, leasehold improvements or other personal property ownership of which is retained by the seller and/or the landlord as set forth in the asset purchase agreement, bill of sale or lease, as the case may be) and which provides the Agent, rights of access with respect to such leased premises to inspect, sell or remove any Collateral located thereon.

“First Amendment” means the First Amendment to Loan and Security Agreement dated as of October 24, 2024 among Borrowers, Agent and the Lenders party thereto.

(b)Clause (iii) in the definition of “Eligible Account” in the Loan Agreement is restated in its entirety as follows:
(iii)it arises from (A) the performance of services by such Borrower in the ordinary course of such Borrower’s business, and such services have been fully performed and acknowledged and accepted by the Account Debtor thereunder; or (B) the sale or lease of Goods by such Borrower in the ordinary course of such Borrower’s business, and (x) such Goods have been completed in accordance with the Account Debtor’s specifications (if any) and delivered to the Account Debtor, (y) such Account Debtor has not refused to accept, returned or offered to return, any of the Goods which are the subject of such Account, and (z) such Borrower has possession of, or such Borrower has delivered to Agent (at Agent’s request) shipping and delivery receipts evidencing delivery of such Goods, provided, however, that any Accounts acquired pursuant to the 2024 Intercompany Asset Purchase will not be excluded under this clause (iii) solely because they arise in the name of the seller under the 2024 Intercompany Asset Purchase, so long as they otherwise constitute Eligible Accounts;
(c)The reference to “Forty Million and No/100 Dollars ($40,000,000.00)” in Section 2 of the Loan Agreement is replaced with “Forty Five Million and No/100 Dollars ($45,000,000.00)”.
(d)The reference to “February 3, 2026” in Section 10 of the Loan Agreement is replaced with “February 3, 2028”.
(e)Schedule 11(i) of the Loan Agreement is amended to add the following additional permitted affiliate transaction:

3.The 2024 Intercompany Asset Purchase, but only insofar as the same does not constitute a transaction arising in the ordinary course of business.

(f)Section 13(d)(iii) of the Loan Agreement is restated in its entirety as follows:
(i)the cost of such Acquisition (including cash and other property (other than equity interests, or options to acquire equity interests, of any Borrower) given as consideration, any Indebtedness incurred, assumed or acquired by any Borrower in connection with such Acquisition, and all additional purchase price amounts in the form of
2

earnouts and other contingent obligations calculated at the maximum amount thereof, does not exceed $5,000,000 when aggregated with all other Acquisitions consummated during the term of this Agreement, provided, that the cost of the 2024 Intercompany Asset Purchase shall not be taken into account with respect to this Section 13(d)(iii);
3.Conditions Precedent.  This First Amendment shall become effective when:
(a)Borrowers, Agent and Lenders shall have executed and delivered to Agent executed signature pages of this First Amendment;
(b)Agent shall have received each of the agreements, reports, approvals, consents, certificates and other documents reasonably requested by Agent; and
(c)Agent shall have received all other fees, costs and expenses of Agent in connection with this First Amendment including costs and fees of counsel to Agent, to the extent Agent shall have invoiced Borrowers for such amounts prior to the date of this First Amendment.
4.Representations in the Loan Agreement and the Other Agreements.  Each of the representations and warranties made by or on behalf of Borrowers to Agent and Lenders in the Loan Agreement or any of the other Loan Documents was true and correct when made, and is, true and correct on and as of the date of this First Amendment with the same full force and effect as if each of such representations and warranties had been made by Borrowers on the date hereof and in this First Amendment.  Borrowers represent and warrant to Agent and Lenders that there are no Defaults or Events of Default in existence as of the date of this First Amendment.
5.Release and Covenants Not to Sue.
(a)In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Borrower, on behalf of itself and its successors and assigns, and its present and former members, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives (each such Borrower and all such other Persons being hereinafter referred to collectively as the “Releasing Parties” and individually as a “Releasing Party”) hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and each of their respective successors and assigns, and its respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives (Agent, Lenders and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”) of and from all demands, actions, causes of action, suits, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every kind and nature, known or unknown, suspected or unsuspected, at law or in equity, which any such Borrower or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date of this First Amendment, for or on account of, or in relation to, or in any way in connection with this First Amendment, the Loan
3

Agreement, any of the other Loan Documents or any of the transactions hereunder or thereunder; provided that such release shall not, as to any Releasee, be available or valid to the extent that such Claims or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Releasee, or (y) result from a breach by Releasee in bad faith of Releasee’s obligations hereunder, under any of the other Loan Documents or any of the transactions contemplated hereunder or thereunder.
(b)Each Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
(c)Each Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
(d)Each of the Releasing Parties hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any Releasing Party pursuant to Section 5(a) above.  If any Releasing Party violates the foregoing covenant, each Borrower, for itself and its successors and assigns, and its present and former members, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.
6.Governing Law.  This First Amendment shall be governed by, and construed in accordance with, the laws of the State of Illinois, without regard to the principles thereof relating to conflict of laws.
7.Execution in Counterparts.  This First Amendment may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.  Delivery of an executed counterpart of a signature page of this First Amendment by telecopy or electronically (such as PDF) shall be effective as delivery of a manually executed counterpart of this First Amendment.
8.Continuing Effect.  Except as otherwise specifically set out herein, the provisions (including, without limitation, the waiver to trial by jury contained in Section 33 of the Loan Agreement), terms, conditions, obligations, covenants or agreements contained in the Loan Agreement and the other Loan Documents, all of which are ratified and affirmed, shall remain in full force and effect.  Each Borrower hereby acknowledges, confirms and agrees that:  (a) each of the Loan Agreement and the other Loan Documents to which it is a party has been duly executed and delivered to Agent by such Borrower, and (b) the agreements and obligations of such Borrower contained in such documents and in this First Amendment constitute the legal, valid and binding obligations of each such Borrower, enforceable against it in accordance with their respective terms, and no Borrower has any valid defense to the enforcement of such obligations.
4

(Signature Pages Follow)

5

(Signature Page to First Amendment to
Loan and Security Agreement)

IN WITNESS WHEREOF, this First Amendment to Loan and Security Agreement has been executed by the parties hereto as of the date first written above.

Secretary
BORROWERS: LOL FOODS, INC., a Nebraska corporation By: /s/ Charles J. Schmaderer Name: Charles Schmaderer Title: Secretary
HF REAL ESTATE, LLC, a Minnesota limited liability company By: /s/ Charles J. Schmaderer Name: Charles Schmaderer Title: Secretary

(Signature Page to First Amendment to
Loan and Security Agreement)

/s/ Steven Teufel Name: Steven Teufel Director
BMO BANK N.A. (f/k/a BMO Harris Bank N.A.), as Agent and a Lender By: /s/ Steven Teufel Name: Steven Teufel Title: Director